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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          PROSPERITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)


                  TEXAS                              74-2331986
         (State of incorporation                  (I.R.S. Employer
             or organization)                    Identification No.)




                              3040 Post Oak Blvd.
                              Houston, Texas 77056
                                 (713) 993-0002
             (Address of registrant's principal executive offices)


                           PROSPERITY CAPITAL TRUST I
           (Exact name of co-registrant as specified in its charter)


                 DELAWARE                            51-6514258
         (State of incorporation                  (I.R.S. Employer
             or organization)                    Identification No.)




                              3040 Post Oak Blvd.
                              Houston, Texas 77056
                                 (713) 993-0002
            (Address of co-registrant's principal executive offices)

     Securities to be registered pursuant to Section 12(b) of the Act: NONE


        Title of each class             Name of each exchange on which
        to be so registered             each class is to be registered

                N/A                                   N/A

           If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

           If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

           Securities Act registration statement file numbers to which this form relates: 333-89481
              333-89481-01

           Securities to be registered pursuant to Section 12(g) of the Act:

                     CUMULATIVE TRUST PREFERRED SECURITIES
                    (AND THE GUARANTEE WITH RESPECT THERETO)



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ITEM 1.   DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

           Descriptions and terms of Prosperity Capital Trust I's Cumulative Trust Preferred Securities (the "Preferred Securities") and the Guarantee of Prosperity Bancshares, Inc. (the "Guarantee") being registered in this Form 8-A are incorporated herein by reference to the sections entitled "Description of the Trust Preferred Securities," "Description of the Debentures," and "Description of the Guarantee," in the preliminary prospectus that forms a part of the Registration Statement on Form S-1 (Registration Nos. 333-89481 and 333-89481-01), filed with the Securities and Exchange Commission (the "Commission") on October 21, 1999, (the "Registration Statement"), as amended by Amendment No. 1 to the Registration Statement filed on November 1, 1999. The definitive prospectus to be subsequently filed by the registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the description of the Preferred Securities and Guarantee contained therein shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

ITEM 2.   EXHIBITS.

           The exhibits below are incorporated herein by reference to the exhibit of the same number in the registrants' Registration Statement on Form S-1, as amended, filed with the Commission.

4.1 Form of Indenture by and between Prosperity Bancshares, Inc. and First Union Trust Company, National Association.

4.2 Form of Subordinated Debenture (included as an exhibit to Exhibit 4.1).

4.3        Certificate of Trust of Prosperity Capital Trust I.

4.4        Trust Agreement of Prosperity Capital Trust I.

4.5        Form of Amended and Restated Trust Agreement of Prosperity Capital
           Trust I.

4.6 Form of Trust Preferred Securities Certificate (included as an exhibit to Exhibit 4.5).

4.7        Form of Trust Preferred Securities Guarantee Agreement.

4.8 Form of Agreement as to Expenses and Liabilities (included as an exhibit to Exhibit 4.5).

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                                   SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                          PROSPERITY BANCSHARES, INC.


Date:  November 8, 1999                   By:   /s/ Tracy T. Rudolph
                                             --------------------------------
                                                     Tracy T. Rudolph
                                                     President


                                          PROSPERITY CAPITAL TRUST I


Date:  November 8, 1999                   By:   /s/ Tracy T. Rudolph
                                             --------------------------------
                                                     Tracy T. Rudolph
                                                     Administrative Trustee


                                          By:   /s/ David Zalman
                                             --------------------------------
                                                     David Zalman
                                                     Administrative Trustee


                                          By:   /s/ David Hollaway
                                             --------------------------------
                                                     David Holloway
                                                     Administrative Trustee

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